Exhibit 3.208

Certificate of Conversion For “Other Business Organization” Into

Florida Limited Partnership or Limited Liability Limited Partnership

This Certificate of Conversion and attached Certificate of Limited Partnership are submitted to convert the following “Other Business Entity” into a Florida Limited Partnership or Limited Liability Limited Partnership in accordance with s.620.2104, Florida Statutes.

1. The name of the “Other Business Entity” immediately prior to the filing of this Certificate of Conversion is:

Hospital Management Services of Florida, Inc. P07-111412	.
(Enter Name of Other Business Entity)

2. The “Other Business Entity” is a	corporation

(Enter entity type. Example: corporation, limited liability company, sole proprietorship, general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of	Florida

(Enter state, or if a non-U.S. entity, the name of the country)

on 10/09/2007                                                                         .

(Enter date “Other Business Entity” was first organized, formed or incorporated)

3. The name of the Florida Limited Partnership or Limited Liability Limited Partnership as set forth in the attached Certificate of Limited Partnership:

Hospital Management Services of Florida, LP

(Enter Name of Florida Limited Partnership or Limited Liability Limited Partnership)

4. The conversion was approved as required by Chapter 620, F.S., and was approved in such a manner that complied with the converting organization’s governing law.

5. If not effective on the date of filing, enter the effective date:                     .

(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Certificate of Limited Partnership, if an effective date is listed therein.)

6. The conversion is permitted by the applicable law(s) governing the other business entity and the other business entity complies with such law(s) in effecting the conversion.

7. The “Other Business Entity” currently exists on the official records of the jurisdiction under which it is currently organized, formed or incorporated.

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Signed this 28th day of December, 2012.

Signature of Each General Partner Listed in Attached Certificate of Limited Partnership/Limited Liability Limited Partnership: Individual(s) signing affirm(s) that the facts stated in this document are true. Any false information constitutes a third degree felony as provided for in s.817.155, F.S.

Signature:	/s/ Kathleen K. Holloway

Printed Name:	Health Management General Partner, LLC	Title:	Kathleen K. Holloway, Asst. Secretary

Signature:
Printed Name:		Title:

Signature:
Printed Name:		Title:

Signature:
Printed Name:		Title:

Signature:
Printed Name:		Title:

Signature:
Printed Name:		Title:

Required Signature(s) on behalf of Other Business Entity: Individual signing affirms that the facts stated in this document are true. Any false information constitutes a third degree felony as provided for in s.817.155, F.S. [See below for required signature(s).]

Signature:	/s/ Kathleen K. Holloway

Printed Name:	Kathleen K. Holloway	Title:	Assistant Secretary

If Florida Corporation:

Signature of Chairman, Vice Chairman, Director, or Officer.

If Directors or Officers have not been selected, an Incorporator must sign.

If Florida General Partnership or Limited Liability Partnership:

Signature of one General Partner.

If Florida Limited Liability Company:

Signature of a Member or Authorized Representative.

All others:

Signature of an authorized person.

Fees:

Certificate of Conversion:	$ 52.50
Fees for Florida Certificate of Limited Partnership:	$1,000.00
($965 Filing Fee and $35 Filing Fee)
Certified Copy:	$52.50 (Optional)
Certificate of Status:	$8.75 (Optional)

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CERTIFICATE OF LIMITED PARTNERSHIP

FOR

FLORIDA LIMITED PARTNERSHIP

OR

LIMITED LIABILITY LIMITED PARTNERSHIP

1.	Hospital Management Services of Florida, LP	.

(Name of Limited Partnership or Limited Liability Limited Partnership, which must include suffix)

Acceptable Limited Partnership suffixes: Limited Partnership, Limited, L.P., LP, or Ltd.

Acceptable Limited Liability Limited Partnership suffixes: Limited Liability Limited Partnership, L.L.L.P. or LLLP.

2.	5811 Pelican Bay Blvd., Suite 500
Street address of initial designated office
Naples, FL 34108

3.	CT Corporation System
Name of Registered Agent for Service of Process
4.	1200 S. Pine Island Road
Florida street address for Registered Agent
Plantation, FL 33324

5. I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with an accept the obligations of my position as registered agent.

/s/ Maria T. Chambers	Maria T. Chambers

Signature of Registered Agent	Special Assistant Secretary

6.	5811 Pelican Bay Blvd., Suite 500
Mailing address of initial designated office
Naples, FL 34108

7.	If limited partnership elects to be a limited liability limited partnership, check box ☐.

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8. Name and business address of each general partner:

Name:	Business Address:

Health Management General Partner, LLC	5811 Pelican Bay Blvd., Suite 500

Naples, FL 34108

9. Effective date, if other than the date of filing: .
(Effective date cannot be prior to nor more than 90 days after the date the document is filed by the Florida Department of State.)

Signed this 28th day of December, 2012.

Signature of each general partner: Individual(s) signing affirm(s) that the facts stated in this document are true. Any false information constitutes a third degree felony as provided for in s.817.155, F.S.

Health Management General Partner, LLC

By: /s/ Kathleen K. Holloway

Kathleen K Holloway, Asst Secy

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STATEMENT OF CORRECTION

FOR

FLORIDA OR FOREIGN LIMITED PARTNERSHIP

OR

LIMITED LIABILITY LIMITED PARTNERSHIP

Hospital Management Services of Florida, LP

Insert name currently on file with Florida Department of State

Pursuant to the provisions of section 620.1207, Florida Statutes, this limited partnership or limited liability limited partnership submits the following certificate of correction.

FIRST: The reason for filing this certificate of correction is:

☒ The record contained false or erroneous information.

☒ The record was defectively signed.

SECOND: This statement corrects	Certificate of Conversion and Certificate of Limited Partnership
Specify document type being corrected

filed with the Florida Department of State on	January 7, 2013
Insert date document filed with Dept. of State

THIRD: The false or erroneous information or defect is as follows:

(a) The Certificate of Conversion for Hospital Management Services of Florida, LP listed “Health Management General Partner,

LLC” as the general partner on page 2, instead of HMA Services GP, LLC, which is the correct general partner of Hospital

Management Services of Florida, LP.

(b) The Certificate of Conversion for Hospital Management Services of Florida, LP was executed by “Health Management General

Partner, LLC” on page 2, instead of HMA Services GP, LLC, which is the correct general partner of Hospital Management

Services of Florida, LP.

(c) Section 8 of the Certificate of Limited Partnership for Hospital Management Services of Florida, LP filed along with the

Certificate of Conversion, listed “Health Management General Partner, LLC” as the general partner instead of HMA Services GP,

LLC, which is the correct general partner of Hospital Management Services of Florida, LP.

(d) Section 9 of the Certificate of Limited Partnership for Hospital Management Services of Florida, LP filed along with the Certificate of Conversion, was executed by “Health Management General Partner, LLC,” instead of HMA Services GP, LLC, which is the correct general partner of Hospital Management Services of Florida, LP.

FOURTH: The false or erroneous information or defect is corrected as follows:

(a) The Certificate of Conversion shall be deemed to list HMA Services GP, LLC, as the general partner for Hospital Management

Services of Florida, LP on page 2.

(b) The Certificate of Conversion shall be deemed executed by HMA Services GP, LLC, as the general partner for Hospital

Management Services of Florida, LP on page 2.

(c) Section 8 of the Certificate of Limited Partnership shall be deemed to list HMA Services GP, LLC as the sole general partner for Hospital Management Services of Florida, LP, with its primary address being 5811 Pelican Bay Blvd, Suite 500, Naples

Florida 34108.

(d) Section 9 of the Certificate of Limited Partnership shall be deemed executed by HMA Services GP, LLC.

Signature of a general partner*:

(*Note: If adding or deleting an election to be a limited liability limited partnership statement, all general partners must sign. If adding additional general partner(s), the new general partner(s) must sign).

HMA Services GP, LLC

By:	/s/ Kathleen K. Holloway

Name:	Kathleen K. Holloway
Title:	Assistant Secretary

Signature(s) of new general partner(s), if any:

Filing Fee:	$52.50
Certified Copy (optional):	$52.50
Certificate of Status (optional):	$8.75